As filed with the Securities and Exchange Commission on March 4, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: March 4, 2003



                      GLOBUS INTERNATIONAL RESOURCES CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified by its charter)



Nevada                           O-24709                    88-0203697
(State or other jurisdic-        (Commission File           (IRS Employer
tion of incorporation)           Number)                    Identification
                                                            Number)


                  80 Wall Street, Suite 518, New York, NY 10005
                  ---------------------------------------------
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (212) 558-6100

Item 2. Acquisition or Disposition of Assets.


On November 4, 2002, the Company acquired an Eighty (80%) Per Cent undivided equity interest in the real property known as 1616 Mermaid Avenue, Brooklyn, NY from Yury Greene, Serge Pisman and Herman Roth. The transferors in this transaction are all members of the Company's management and major shareholders of the Company. The property, valued at $400,000 based upon independent appraisals, was completed by the Company issuing an aggregate of 2,200,000 shares of common stock to the three principals.


This property had previously been leased by the Company on a month-to-month basis from Messrs. Greene, Pisman and Roth and used as a warehouse and storage facility. The Company intends to continue to use the property as a warehouse facility in the future. Management believed that the acquisition of the property would benefit the Company by strengthening its balance sheet and reduce operating costs.


Messrs. Greene, Pisman and Roth retain ownership of the remaining twenty (20%) per cent undivided interest in the property. However, they are personally liable on an existing mortgage on this property and have agreed that the Company will not be liable on this mortgage and will continue to make all mortgage payments personally. As of the date of this report, the principal balance on this mortgage is about $87,000.00

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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 4, 2003                       GLOBUS INTERNATIONAL RESOURCES CORP.




                                           By: /s/ Herman Roth
                                               ---------------------------------
                                               Herman Roth, Vice Chairman

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